REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into on August 13, 1998, among MIDWAY AIRLINES CORPORATION, a Delaware corporation (the "Company"), THE FIRST NATIONAL BANK OF MARYLAND, as Trustee under each of the Trust Agreements (as defined below), MORGAN STANLEY & CO. INCORPORATED and CREDIT SUISSE FIRST BOSTON CORPORATION (the "Placement Agents").

            This Agreement is made pursuant to the Purchase Agreement dated August 6, 1998, between the Company and the Placement Agents (the "Purchase Agreement"),which provides for the sale by the Trustee to the Placement Agents of (i) $58,426,000 aggregate principal amount of 7.14% 1998-1A Pass Through Certificates (the "Class A Certificates"), (ii) $25,266,000 aggregate principal amount of 8.14% 1998-1B Pass Through Certificates (the "Class B Certificates"),
(iii) $20,528,000 aggregate principal amount of 8.92% 1998-1C Pass Through Certificates (the "Class C Certificates") and (iv) $5,502,000 aggregate principal amount of 8.86% 1998-1D Pass Through Certificates (the "Class D Certificates", and together with the Class A Certificates, the Class B Certificates and the Class C Certificates, the "Certificates"). In order to induce the Placement Agents to enter into the Purchase Agreement, the Company has agreed to provide to the Placement Agents and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

            In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions.

            As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Applicable Trust Agreement" shall mean, (i) with respect to the Class A Certificates, the Class A Holders or the Class A Trustee, the Class A Trust Agreement, (ii) with respect to the Class B Certificates, the Class B Holders or the Class B Trustee, the Class B Trust Agreement,
      (iii) with respect to the Class C Certificates, the Class C Holders or the Class C Trustee, the Class C Trust Agreement and (iv) with respect to the Class D Certificates, the Class D Holders or the Class D Trustee, the Class D Trust Agreement.

            "Certificates" shall have the meaning set forth in the second paragraph of this Agreement.

            "Class A Certificates" shall have the meaning set forth in the second paragraph of this Agreement.

            "Class A Exchange Certificates" shall mean securities issued under the Class A Trust Agreement of equal outstanding principal amount as and containing terms identical to the Class A Certificates (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class A Certificates or, if no such interest has been paid, from August 13, 1998, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class A Certificates in exchange for such Class A Certificates pursuant to the Exchange Offer.

            "Class A Holder" shall mean any Placement Agent, for so long as it owns any Class A Registrable Certificates, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class A Registrable Certificates under the Class A Trust Agreement; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class A Holder" shall include Participating Broker-Dealers (as defined in
      Section 4(a)).

            "Class A Registrable Certificates" shall mean the Class A Certificates; provided, however, that the Class A Certificates shall cease to be Class A Registrable Certificates upon the earliest to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class A Certificates shall have been declared effective under the 1933 Act and such Class A Certificates shall have been disposed of pursuant to such Registration Statement, (iii) such Class A Certificates shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) such Class A Certificates shall have ceased to be outstanding.

            "Class A Trust Agreement" shall mean the Pass Through Trust Agreement relating to the Class A Certificates dated as of August 13, 1998 among the Company and the Class A Trustee, as the same may be amended from time to time in accordance with the terms thereof.

            "Class A Trustee" shall mean The First National Bank of Maryland, not in its individual capacity except as expressly set forth in the Class A Trust Agreement, but solely as Trustee under the Class A Trust Agreement, together with any successor Trustee under the terms of the Class A Trust Agreement.

            "Class B Certificates" shall have the meaning set forth in the second paragraph of this Agreement.

            "Class B Exchange Certificates" shall mean securities issued under the Class B Trust Agreement of equal outstanding principal amount as and containing terms identical to the Class B Certificates (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class B Certificates or, if no such interest has been paid, from August 13, 1998, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class B Certificates in exchange for such Class B Certificates pursuant to the Exchange Offer.

            "Class B Holder" shall mean any Placement Agent, for so long as it owns any Class B Registrable Certificates, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class B Registrable Certificates under the Class B Trust Agreement; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class B Holder" shall include Participating Broker-Dealers (as defined in
      Section 4(a)).

            "Class B Registrable Certificates" shall mean the Class B Certificates; provided, however, that the Class B Certificates shall cease to be Class B Registrable Certificates upon the earliest to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class B Certificates shall have been declared effective under the 1933 Act and such Class B Certificates shall have been disposed of pursuant to such Registration Statement, (iii) such Class B Certificates shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) such Class B Certificates shall have ceased to be outstanding.

            "Class B Trust Agreement" shall mean the Pass Through Trust Agreement relating to the Class B Certificates dated as of August 13, 1998 among the Company and the Class B Trustee, as the same may be amended from time to time in accordance with the terms thereof.

            "Class B Trustee" shall mean The First National Bank of Maryland, not in its individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as Trustee under the Class B Trust Agreement, together with any successor Trustee under the terms of the Class B Trust Agreement.

            "Class C Certificates" shall have the meaning set forth in the second paragraph of this Agreement.

            "Class C Exchange Certificates" shall mean securities issued under the Class C Trust Agreement of equal outstanding principal amount as and containing terms identical to the Class C Certificates (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class C Certificates or, if no such interest has been paid, from August 13, 1998, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class C Certificates in exchange for such Class C Certificates pursuant to the Exchange Offer.

            "Class C Holder" shall mean any Placement Agent, for so long as it owns any Class C Registrable Certificates, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class C Registrable Certificates under the Class C Trust Agreement; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class C Holder" shall include Participating Broker-Dealers (as defined in
      Section 4(a)).

            "Class C Registrable Certificates" shall mean the Class C Certificates; provided, however, that the Class C Certificates shall cease to be Class C Registrable Certificates upon the earliest to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class C Certificates shall have been declared effective under the 1933 Act and such Class C Certificates shall have been disposed of pursuant to such Registration Statement, (iii) such Class C Certificates shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) such Class C Certificates shall have ceased to be outstanding.

            "Class C Trust Agreement" shall mean the Pass Through Trust Agreement relating to the Class C Certificates dated as of August 13, 1998 among the Company and the Class C Trustee, as the same may be amended from time to time in accordance with the terms thereof.

            "Class C Trustee" shall mean The First National Bank of Maryland, not in its individual capacity except as expressly set forth in the Class C Trust Agreement, but solely as Trustee under the Class C Trust Agreement, together with any successor Trustee under the terms of the Class C Trust Agreement.

            "Class D Certificates" shall have the meaning set forth in the second paragraph of this Agreement.

            "Class D Exchange Certificates" shall mean securities issued under the Class D Trust Agreement of equal outstanding principal amount as and containing terms identical to the Class D Certificates (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class D Certificates or, if no such interest has been paid, from August 13, 1998, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class D Certificates in exchange for such Class D Certificates pursuant to the Exchange Offer.

            "Class D Holder" shall mean any Placement Agent, for so long as it owns any Class D Registrable Certificates, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class D Registrable Certificates under the Class D Trust Agreement; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class D Holder" shall include Participating Broker-Dealers (as defined in
      Section 4(a)).

            "Class D Registrable Certificates" shall mean the Class D Certificates; provided, however, that the Class D Certificates shall cease to be Class D Registrable Certificates upon the earliest to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class D Certificates shall have been declared effective under the 1933 Act and such Class D Certificates shall have been disposed of pursuant to such Registration Statement, (iii) such Class D Certificates shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) such Class D Certificates shall have ceased to be outstanding.

            "Class D Trust Agreement" shall mean the Pass Through Trust Agreement relating to the Class D Certificates dated as of August 13, 1998 among the Company and the Class D Trustee, as the same may be amended from time to time in accordance with the terms thereof.

            "Class D Trustee" shall mean The First National Bank of Maryland, not in its individual capacity except as expressly set forth in the Class D Trust Agreement, but solely as Trustee under the Class D Trust Agreement, together with any successor Trustee under the terms of the Class D Trust Agreement.

            "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

            "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

            "Exchange Certificates" shall mean, together, the Class A Exchange Certificates, the Class B Exchange Certificates, the Class C Exchange Certificates and the Class D Exchange Certificates.

            "Exchange Offer" shall mean the exchange offer by the Company of Exchange Certificates for Registrable Certificates pursuant to Section 2(a) hereof.

            "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

            "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Holder" shall mean a Class A Holder, a Class B Holder, a Class C Holder or a Class D Holder; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

            "Majority Holders" shall mean, together, the Holders of a majority in aggregate principal amount of the Registrable Certificates then outstanding; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Certificates is required hereunder, Registrable Certificates held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Placement Agents or subsequent holders of Registrable Certificates if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Certificates) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

            "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Placement Agents" shall have the meaning set forth in the preamble.

            "Purchase Agreement" shall have the meaning set forth in the preamble.

            "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Certificates covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

            "Registrable Certificates" shall mean, together, the Class A Registrable Certificates, the Class B Registrable Certificates, the Class C Registrable Certificates and the Class D Registrable Certificates.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Trustees with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Certificates or Registrable Certificates), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Trust Agreements under applicable securities laws, (vi) the fees and disbursements of the Trustees and their counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agents) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Certificates by a Holder.

            "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Certificates or Registrable Certificates pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "SEC" shall mean the Securities and Exchange Commission.

            "Shelf Registration" shall mean a registration effected pursuant to
      Section 2(b) hereof.

            "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Certificates (but no other securities unless approved by the Holders whose Registrable Certificates are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Trust Agreement" shall mean the Class A Trust Agreement, the Class B Trust Agreement, the Class C Trust Agreement or the Class D Trust Agreement, as applicable, and when used in the plural shall mean, together, the Class A Trust Agreement, the Class B Trust Agreement, the Class C Trust Agreement and the Class D Trust Agreement.

            "Trustee" shall mean the Class A Trustee, the Class B Trustee, the Class C Trustee or the Class D Trustee, as applicable, and when used in the plural shall mean, together, the Class A Trustee, the Class B Trustee, the Class C Trustee and the Class D Trustee.

            "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Certificates are sold to an Underwriter (as hereinafter defined) for reoffering to the public.

            2. Registration Under the 1933 Act. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts (A) to file with the SEC within 120 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Certificates for Exchange Certificates and (B) to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 180 days after the Closing Date. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC. The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                  (i) that the Exchange Offer is being made pursuant to this
            Registration Rights Agreement and that all Registrable Certificates validly tendered will be accepted for exchange;

                  (ii) the period for exchange (which shall be a period of at least 20 consecutive business days from the date such notice is mailed) (such days being the "Exchange Dates");

                  (iii) that any Registrable Certificate not tendered will
            remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

                  (iv) that Holders electing to have a Registrable Certificate exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Certificate, together with the enclosed letters of transmittal, to the institution and at the office specified in the notice prior to the close of business on the last Exchange Date; and

                  (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the office specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Certificates delivered for exchange, and a statement that such Holder is withdrawing his election to have such Certificates exchanged.

            As soon as practicable after the last Exchange Date, the Company shall or shall cause the Trustees to:

                  (i) accept for exchange Registrable Certificates or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;

                  (ii) deliver, or cause to be delivered, to the Class A Trustee for cancellation all Class A Registrable Certificates or portions thereof so accepted for exchange by the Company, and issue, and cause the Class A Trustee to promptly authenticate and mail to each Class A Holder, Class A Exchange Certificates equal in principal amount to the principal amount of the Class A Registrable Certificates surrendered by such Class A Holder;

                  (iii) deliver, or cause to be delivered, to the Class B
            Trustee for cancellation all Class B Registrable Certificates or portions thereof so accepted for exchange by the Company, and issue, and cause the Class B Trustee to promptly authenticate and mail to each Class B Holder, Class B Exchange Certificates equal in principal amount to the principal amount of the Class B Registrable Certificates surrendered by such Class B Holder;

                  (iv) deliver, or cause to be delivered, to the Class C Trustee for cancellation all Class C Registrable Certificates or portions thereof so accepted for exchange by the Company, and issue, and cause the Class C Trustee to promptly authenticate and mail to each Class C Holder, Class C Exchange Certificates equal in principal amount to the principal amount of the Class C Registrable Certificates surrendered by such Class C Holder; and

                  (v) deliver, or cause to be delivered, to the Class D Trustee for cancellation all Class D Registrable Certificates or portions thereof so accepted for exchange by the Company, and issue, and cause the Class D Trustee to promptly authenticate and mail to each Class D Holder, Class D Exchange Certificates equal in principal amount to the principal amount of the Class D Registrable Certificates surrendered by such Class D Holder.

The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Placement Agents of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agents shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Certificates in the Exchange Offer.

            (a) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer Registration Statement is not declared effective by within 180 days after the Closing Date, (iii) the Exchange Offer is not for any other reason consummated by March 11, 1999 or (iv) the Exchange Offer has been completed and in the opinion of counsel for the Placement Agents a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agents in connection with any offering or sale of Registrable Certificates, the Company shall file as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Certificates, and shall use its best efforts to have such Shelf Registration Statement declared effective by the SEC by the 180th day after the Closing Date. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the Closing Date or such shorter period that will terminate when all of the Registrable Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Certificates copies of any such supplement or amendment promptly after its being used or filed with the SEC.

            (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Certificates pursuant to the Shelf Registration Statement.

            (c) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Certificates pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Certificates pursuant to such Registration Statement may legally resume. As provided for in the Trust Agreements, the interest rate on the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates shall be 7.14%, 8.14%, 8.92% and 8.86% per annum, respectively; however, in the event that the Exchange Offer is not consummated and, if a Shelf Registration Statement is required hereby, the Shelf Registration Statement is not declared effective on or prior to March 11, 1999, the interest rate will increase by 0.50% per annum until the Exchange Offer is consummated or a Shelf Registration Statement is declared effective.

            (d) Without limiting the remedies available to the Placement Agents and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Placement Agents or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agents or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

            3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

            (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Certificates by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to (x) keep such Registration Statement effective for the applicable period under this Registration Rights Agreement, and (y) cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act and (z) keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Certificates or Exchange Certificates;

            (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Certificates, to counsel for the Placement Agents, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Certificates, if any, and each such

      Underwriter's Counsel, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Certificates; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Certificates and any such Underwriters in connection with the offering and sale of the Registrable Certificates covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

            (d) use their best efforts to register or qualify the Registrable Certificates under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Certificates covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Certificates owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

            (e) in the case of a Shelf Registration, notify each Holder of Registrable Certificates, counsel for the Holders and counsel for the Placement Agents promptly and, if requested by any such Holder or counsel, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information, in each case after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Certificates covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Certificates for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

            (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

            (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Certificates, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested)

            (h) in the case of a Shelf Registration, cooperate and cause the Trustee to cooperate with the selling Holders of Registrable Certificates to facilitate the timely preparation and delivery of certificates representing Registrable Certificates to be sold and not bearing any restrictive legends and enable such Registrable Certificates to be in such denominations (consistent with the provisions of the Applicable Trust Agreement) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Certificates;

            (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Certificates, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

            (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus (other than filings pursuant to the 1934 Act) after initial filing of a Registration Statement, provide copies of such document to the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration

      Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Placement Agents or their counsel (and, in the case of a Registration Statement, the Holders or their counsel) shall object;

            (k) obtain a CUSIP number for all Exchange Certificates or Registrable Certificates, as the case may be, not later than the effective date of a Registration Statement and provide the Trustees with printed certificates evidencing the Exchange Certificates or the Registrable Certificates, as the case may be, held in book entry form in a form eligible for deposit with The Depository Trust Company;

            (l) cause the Trust Agreements to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Certificates or Registrable Certificates, as the case may be, cooperate with the Trustees and the Holders to effect such changes to the Trust Agreements as may be required for the Trust Agreements to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustees to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Trust Agreements to be so qualified in a timely manner;

            (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Certificates, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

            (n) in the case of a Shelf Registration, use its best efforts to cause all Registrable Certificates to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Certificates satisfy applicable listing requirements;

            (o) use its best efforts to cause the Exchange Certificates or Registrable Certificates, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

            (p) if reasonably requested by any Holder of Registrable Certificates covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received satisfactory notification of the matters to be incorporated in such filing; and

            (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the class of Registrable Certificates being sold) in order to expedite or facilitate the disposition of such Registrable Certificates including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Certificates with respect to the business of the Company, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and confirm the same if and when requested, (ii) obtain an opinion of counsel to the Company (which counsel and opinion, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Certificates, covering the matters customarily covered in opinions requested in similar underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company addressed to each selling Holder and Underwriter of Registrable Certificates, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Certificates being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

            In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Certificates to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Certificates as the Company may from time to time reasonably request in writing.

            In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Certificates pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Certificates current at the time of receipt of such notice. If the disposition of Registrable Certificates pursuant to a Shelf Registration Statement shall be suspended for more than an aggregate of 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Certificates will be increased by 0.50% from the 61st day of the applicable 12-month period until such time as disposition of Registrable Certificates is no longer suspended. If the Company shall give any such notice to suspend the disposition of Registrable Certificates pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Registration Rights Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

            The Holders of Registrable Certificates covered by a Shelf Registration Statement who desire to do so may sell such Registrable Certificates in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Certificates included in such offering.

            4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Certificates for its own account in the Exchange Offer in exchange for Certificates that were acquired by such broker-dealer as a result of market making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Certificates.

            The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Certificates, without naming the Participating Broker-Dealers or specifying the amount of Exchange Certificates owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Certificates for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

            (b) In light of Section 4(a) above, notwithstanding the other provisions of this Registration Rights Agreement, the Company agrees that the provisions of this Registration Rights Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be reasonably requested by the Placement Agents or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Certificates by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

                  (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 90 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of
            Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

                  (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Registration Rights Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Placement Agents or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Placement Agents and the Company in writing that they anticipate that they will be Participating Broker-Dealers; provided that in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be Morgan Stanley & Co. Incorporated unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Placement Agents unless such counsel elects not to so act, and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

            (c) The Placement Agents shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

            5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Placement Agent, each Holder and each person, if any, who controls any Placement Agent or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Placement Agent or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Certificates or Registrable Certificates were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent or any Holder furnished to the Company in writing by such Placement Agent or any selling Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Placement Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Certificates, or any person controlling such Placement Agent, if a copy of the final Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such Placement Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Certificates to such person, and if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncomplicance by the Company with Section 3 hereof. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

            (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Placement Agent and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, each Placement Agent and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Placement Agent and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agents and all persons, if any, who control any Placement Agent within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving any Placement Agent and persons who control such Placement Agent, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In such case involving the Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective number of Registrable Certificates of such Holder that were registered pursuant to a Registration Statement.

            (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Certificates were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any Holder or any person controlling any Placement Agent or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) acceptance of any of the Exchange Certificates and (iv) any sale of Registrable Certificates pursuant to a Shelf Registration Statement.

            6. Miscellaneous. (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Registration Rights Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Certificates in this Registration Rights Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

            (b) Amendments and Waivers. The provisions of this Registration Rights Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Certificates affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Certificates unless consented to in writing by such Holder.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Placement Agents, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to each Trustee, at the address specified in the Applicable Trust Agreement.

            (d) Successors and Assigns. This Registration Rights Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Certificates in violation of the terms of the Purchase Agreement or the Trust Agreements. If any transferee of any Holder shall acquire Registrable Certificates, in any manner, whether by operation of law or otherwise, such Registrable Certificates shall be held subject to all of the terms of this Registration Rights Agreement, and by taking and holding such Registrable Certificates, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Registration Rights Agreement and such Person shall be entitled to receive the benefits hereof. The Placement Agents (in their capacity as Placement Agents) shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such other Holder under this Registration Rights Agreement.

            (e) Purchases and Sales of Certificates. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act), not to purchase and then resell or otherwise transfer any Certificates.

            (f) Trustees. The Trustees shall take such action as may be reasonably requested by the Company pursuant to Sections 2(a), 3(h), and 3(l) hereof.

            (g) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights hereunder.

            (h) Counterparts. This Registration Rights Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (i) Headings. The headings in this Registration Rights Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (j) Governing Law. This Registration Rights Agreement shall be governed by and construed in accordance with the internal laws of the State of New York

            (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                      MIDWAY AIRLINES CORPORATION

                                      By /s/ Jonathan S. Waller
                                         -----------------------------------
                                         Name: Jonathan S. Waller
                                         Title: Senior Vice President
                                                General Counsel


                                      THE FIRST NATIONAL BANK OF MARYLAND, not
                                        in its individual capacity, but solely
                                        as Trustee under each of the Trust
                                        Agreements

                                      By
                                         -----------------------------------
                                         Name: Robert D. Brown
                                         Title: Assistrant Vice Pesident

Confirmed and accepted as of
the date first above written:


MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON
  By Morgan Stanley & Co. Incorporated

By /s/ Tom Cahill
   ------------------------------------
   Name: Tom Cahill
   Title: Principal

                                    EXHIBIT B

                               Form of Opinion of
                          Fulbright & Jaworski L.L.P.

            (i) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York, governmental authority or regulatory body is required for the consummation of the transactions contemplated by the Purchase Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Placement Agents and except for filings or recordings with the Federal Aviation Administration and under the Uniform Commercial Code as in effect in various jurisdictions, which filings or recordings shall have been made, or duly presented for filing, on or prior to the respective Delivery Date (as defined in the Note Purchase Agreement); the issuance and sale of the Certificates to the Placement Agents pursuant to the Purchase Agreement, the issuance of the Escrow Receipts attached to the Certificates, the valid authorization, execution and delivery of the Pass Through Trust Agreements and Note Purchase Agreement (the "Company Pass Through Trust Documents") and the performance by the Company of its respective obligations under the Company Pass Through Trust Documents do not require the Company to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or of the State of New York, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Placement Agents;

            (ii) The statements in the Final Memorandum under the caption "ERISA Considerations" fairly summarize the matters therein described;

            (iii) Assuming (i) the accuracy of the representations and warranties of the Company and you set forth in the Purchase Agreement,
      (ii) the due performance by the Company and you of the covenants and agreements set forth in the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Final Memorandum and (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Final Memorandum by purchasers to whom you initially resell the Certificates (with attached Escrow Receipts), the offer, sale and delivery of the Certificates (with attached Escrow Receipts) to you in the manner contemplated by the Purchase Agreement and the Final Memorandum and the initial resale of the Certificates (with attached Escrow Receipts) by you in the manner contemplated in the Final Memorandum and the Purchase Agreement, do not require registration under the Securities Act of 1933, as amended, and the Pass Through Trust Agreements do not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Certificates;

            (iv) Neither the Company nor any of the Original Trusts is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); as of the Successor Pass Through Trust Effective Date, assuming that all facts and circumstances relevant to such matter are the same as is the case on the date hereof, none of the Successor Trusts will be an "investment company" within the meaning of the Investment Company Act; and none of the Original Trusts or Successor Trusts, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Final Memorandum, will be an "investment company" as defined in the Investment Company Act;

            (v) The Purchase Agreement, the Registration Rights Agreement and the Company Pass Through Trust Agreements constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with each of their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vi) When each Successor Pass Through Trust Agreement becomes effective in accordance with the terms of Section [___] of the related successor Pass Through Trust Agreement (the "Successor Pass Through Trust Effective Date"), the applicable conditions precedent set forth in Section [___] of the corresponding Original Pass Through Trust Agreement and in Section [___] of such Successor Pass Through Trust Agreement have been satisfied and the related Assignment and Assumption Agreement has been executed and delivered by each of the parties thereto, assuming that all facts and circumstances relevant to such matter are the same as is the case of the date hereof, each of the Certificates lawfully and validly Outstanding (as such term is defined in the Original Pass Through Trust Agreements) under the Original Pass Through Trust Agreement at such time will be entitled to the benefits of such Successor Pass Through Trust Agreement.

            (vii) Assuming due authorization, execution and delivery of the Pass Through Trust Agreements by the Trustee, each of the Successor Pass Through Trust Agreements is a valid and biding obligation of the applicable Successor Trustee enforceable against the applicable Successor Trustee in accordance with its terms, in each case, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; when executed and delivered in accordance with the terms of the Original Pass Through Trust Agreement and the Successor Pass Through Trust Agreements and in the form of the applicable Form Assignment and Assumption Agreement, properly completed, assuming that all facts and circumstances relevant to such matter are the same as is the case on the date hereof, each of the assignment and assumption agreements contemplated under the Original Pass Through Trust Agreements to be executed and delivered by the Trustees and the Successor Trustees (collectively, the "Assignment and Assumption Agreements") will be a valid and binding obligation of each of the parties thereto enforceable against each of such parties in accordance with its terms; each of the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement is a valid and binding obligation of each Escrow Agent that is a party thereto enforceable against each such Escrow Agent in accordance with its terms; the Escrow Receipts are validly issued and outstanding and are entitled to the benefits of the applicable Escrow Agreement; each of the Escrow Agreements and the Note Purchase Agreement is valid and binding obligation of the Paying Agent that is a party thereto enforceable against such Paying Agent in accordance with its terms;

            (viii) The statements set forth under the headings "Summary", "Description of the Certificates", "Description of the Deposit Agreements", "Description of the Escrow Agreements", "Description of the Liquidity Facilities", "Description of the Intercreditor Agreement","Description of the Equipment Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Certificates, the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements, the Escrow Receipts, the Liquidity Facilities, the Intercreditor Agreement, the Equipment Notes and the forms of "Leased Aircraft Indenture", "Leased Aircraft Participation Agreement", "Lease", "Owned Aircraft Indenture", "Owned Aircraft Participation Agreement" and "Special Indenture" attached to the Note Purchase Agreement (collectively, the "Form Aircraft Financing Documents"), and the Registration Rights Agreement, fairly summarize such provisions referred to therein; Section 1110 of the Bankruptcy Code conforms in all material respects to the description thereof contained in "Description of the Equipment Notes - Remedies" in the Final Memorandum; and the statements in the Final Memorandum under the caption "Certain U.S. Federal Income Tax Consequences" insofar as they purport to describe the material tax consequences of an investment in the Certificates (with attached Escrow Receipts) fairly summarize the matters therein described;

            (ix) While there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations, provided that at least 90% of each such Original Trust's gross income for each taxable year of its existence is "qualifying income" within the meaning of the Section 7704(b) of the Internal Revenue Code of 1986, as amended; each of the Successor Trusts will be classified as a grantor trust for U.S. federal income tax purposes;

            (x) Each of the Escrow Agreements creates a valid escrow under New York law and a valid equitable interest in the escrowed property in favor of the corresponding Trustee; neither a New York court nor a United States Federal Court applying New York law or the U.S. Bankruptcy Code, if properly presented with the issue and after having properly considered such issue, would permit any holder of an Escrow Receipt to terminate the related Escrow Agreement, except in accordance with its terms;

            (xi) So long as an Escrow Agreement has not been terminated, creditors of any person that is a holder of an Escrow Receipt thereunder or holders of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively, the "Creditors"), may acquire valid claims and liens, as to the Deposits established thereunder and as to the related Deposit Agreement and Escrow Agreement, only against the rights of the holder of such Escrow Receipt under such Escrow Agreement, and do not have, and may not through the enforcement of such Creditors' rights acquire, any greater right than the holder of such Escrow Receipt with respect to such Deposits, Deposit Agreement or Escrow Agreement;

            (xii) No creditor of the Company or any of its subsidiaries, and no holder of a lien against the assets of any such person, such a trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced), may acquire valid claims or liens as to the Deposits and the related Deposit Agreements and Escrow Agreements;

and to such further effect with respect to other legal matters relating to the Purchase Agreement, the Financing Agreements, the Pass Through Trust Agreements and other Operative Documents and the sale of the Certificates thereunder as counsel for the Placement Agents may reasonably request.

      Such opinion shall also state that, in connection with the preparation of the Final Memorandum, such counsel has participated in conferences with certain officers of, and with the accountants and counsel for, the Company concerning the preparation of the Final Memorandum. Such opinion may state that although such counsel has made certain inquiries and investigations in connection with the preparation of the Final Memorandum, the limitations inherent in the role of outside counsel are such that such counsel cannot does not assume responsibility for the accuracy or completeness of the statements made in the Final Memorandum, except insofar as the statements relate to such counsel and except to the extent set forth in paragraph (ii) of such counsel's opinion dated the date hereof. Subject to the foregoing, such opinion shall state that such counsel advises the Placement Agents that their work in connection with this matter did not disclose any information that gave such counsel reason to the believe that the Final Memorandum (except the financial statements and other information of a statistical, accounting or financial nature included therein, as to which such counsel does not express any view) as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      In such opinion, such counsel may assume that each of the parties to each of the applicable documents, other than the Company, has full power, authority and legal right to enter into such documents and that each such document has been duly authorized, executed and delivered by each of such parties. In addition, such counsel may rely upon the opinion of counsel for the Company and counsel for the Trustee and may state that their opinion is limited to matters governed by the laws of the State of New York and the federal law of the United States.

                                    EXHIBIT C

                     Form of Opinion of the General Counsel
                                 of the Company

            (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Final Memorandum and to perform its obligations under the Purchase Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement and the Registration Rights Agreement;

            (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect;

            (iii) The Company is a "citizen of the United States" (as defined in
      Section 40102(a)(15) of Title 49 of the United States Code, as amended) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act; [all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind];

            (iv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the valid authorization, issuance and delivery of the Certificates or the Escrow Receipts, the valid authorization, execution, delivery and performance by the Company of the Purchase Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement and the Registration Rights Agreement (the "Subject Documents") or the consummation by the Company of the transactions contemplated by such Subject Documents, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Certificates;

            (v) The execution and delivery by the Company of the Subject Documents, the issuance and sale of the Certificates (with attached Escrow Receipts), the consummation by the Company of the transactions contemplated in Subject Documents and compliance by the Company with the terms thereof will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company,
      (iii) to such counsel's
      knowledge, any agreement or other instrument binding upon the Company that is material to the Company or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company; assuming that all facts and circumstances relevant to such matter are the same on the Successor Pass Through Trust Effective Date as is the case on the date hereof, neither the execution and delivery of the Assignment and Assumption Agreements on such Successor Pass Through Trust Effective Date in accordance with the terms of the Original Pass Through Trust Agreements and the Successor Pass Through Trust Agreements and in the form of the applicable Form Assignment and Assumption Agreement, nor the consummation by the parties thereto of the transactions contemplated to be consummated thereunder on such Successor Pass Through Trust Effective Date, will violate any law or governmental rule or regulation applicable to the transactions contemplated by the Assignment and Assumption Agreements;

            (vi) The Subject Documents have each been duly authorized, executed and delivered by the Company;

            (vii) The sale of the Certificates (with the attached Escrow Receipts) by the Company pursuant to the Purchase Agreement has been duly authorized; and

            (viii) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a Material Adverse Effect, or a Material Adverse Effect on the power or ability of the Company to perform its obligations under any Subject Document to which it is a party, or to consummate the transactions contemplated by the Final Memorandum.

      In addition, counsel shall state that such counsel or lawyers on his staff have participated in the preparation of the Final Memorandum and nothing has come to such counsel's attention that leads him to believe that the Final Memorandum as of the date of the Purchase Agreement or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included in the Final Memorandum.

                                    EXHIBIT D

                               Form of Opinion of
                          Ober, Kaler, Grimes & Shriver

            (i) The First National Bank of Maryland ("First National") is a national banking association duly organized and validly existing in good standing under the laws of the United States and, in its individual capacity, or as Pass Through Trustee, Indenture Trustee [,Paying Agent] or Subordination Agent, has the full corporate power and authority to execute, deliver and perform its obligations under the Pass Through Trust Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities, and the Escrow Agreements (collectively, the "Transaction Documents") [and First National is a "citizen of the United States" as defined in 49 U.S.C. ss. 40102];

            (ii) Each of the Transaction Documents has been duly authorized, executed and delivered by First National, in its individual capacity, or as Pass Through Trustee, Indenture Trustee [,Paying Agent] or Subordination Agent, as the case may be, and constitutes the legal, valid and binding obligation of First National, in its individual capacity, or as Pass Through Trustee, Indenture Trustee [,Paying Agent], or Subordination Agent, as the case may be, enforceable against First National, in its individual capacity, or as Pass Through Trustee, Indenture Trustee [,Paying Agent], or Subordination Agent, as the case may be, in accordance with their respective terms; each of the Original Pass Through Trust Agreements is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

            (iii) The Certificates to be issued and dated the Closing Date have been duly authenticated and delivered by First National pursuant to the terms of the Original Pass Through Trust Agreements;

            (iv) The Certificates are the legal, valid and binding obligations of the Original Trusts, enforceable against the Original Trusts in accordance with their terms and the terms of the Original Pass Through Trust Agreements and are entitled to the benefits of the related Pass Through Trust Agreements; the Exchange Certificates when issued in accordance with the terms of the Original Pass Through Trust Agreements and the Registration Rights Agreement, will be entitled to the benefits and security afforded by the Original Pass Through Trust Agreements in accordance with the terms of the Original Pass Through Trust Agreements;

            (v) The execution, delivery and performance by First National, in its individual capacity, or as Pass Through Trustee or as Indenture Trustee [,Paying Agent] or Subordination Agent, as the case may be, of the Transaction Documents or the Certificates will not contravene (i) any provision of applicable law of the United States or the State of Maryland governing the banking or trust powers of First National, (ii) the certificate of incorporation or by-laws of First National, (iii) to such counsel's knowledge, any agreement or other instrument binding upon First National or any of its subsidiaries that is material to First National and its subsidiaries, taken as a whole, or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over First National or any subsidiary;

            (vi) No authorization, consent or approval of, notice to or order of, or filing with, any governmental authority or agency of the United States or the State of Maryland governing the banking or trust powers of First National is required for the execution, delivery or performance by First National, in its individual capacity, or as Pass Through Trustee, Indenture Trustee [,Paying Agent] or Subordination Agent, as the case may be, of the Transaction Documents or the Certificates;

            (vii) Assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of (or as a partnership under) the United States Internal Revenue Code of 1986, as amended, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Maryland or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Maryland will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Maryland or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling an Certificate;

            (viii) To such counsel's knowledge, there are no proceedings pending or threatened against or affecting First National in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect any Trust or question the right, power and authority of First National, in its individual capacity, or as Pass Through Trustee, Indenture Trustee, [Paying Agent] or Subordination Agent, as the case may be, to enter into or perform its obligation under the Transaction Documents; and

            (ix) Each of the Equipment Notes to be delivered to and registered in the name of the Subordination Agent pursuant to the Participation Agreements shall be held by the Subordination Agent as the trustee of the Trustee under each Trust on behalf of the Certificateholders of such Trust.


                                       D-2